UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2015

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In connection with the closing of the Acquisition described below, on January 27, 2015, The Spectranetics Corporation, a Delaware corporation (“Spectranetics”) and Covidien LP (“Covidien”) entered into a Product Supply Agreement (the “Supply Agreement”), pursuant to which Covidien agrees to supply certain angioplasty balloon catheter products to Spectranetics, subject to the terms and conditions set forth in the Supply Agreement. The Supply Agreement has an initial one-year term with an option to renew the term for an additional year under certain circumstances. In addition, Spectranetics and Covidien entered into a Transition Services Agreement, pursuant to which Covidien will provide certain transition services to Spectranetics for up to 24 months, subject to extension under certain circumstances.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 27, 2015, Spectranetics completed its previously announced acquisition of certain assets and liabilities (the “Acquisition”) related to Covidien’s Stellarex™ over the wire percutaneous transluminal angioplasty balloon catheter with a paclitaxel coated balloon (the “DCB Assets”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 31, 2014, with Covidien. The DCB Assets include, among other things, the intellectual property, machinery and equipment, and inventories of finished products and raw materials used in connection with the Stellarex catheter.
With respect to the DCB Assets, for the fiscal year ended September 27, 2013 and the nine months ended June 27, 2014, there was no revenue related to the DCB Assets; pro forma R&D expense was $13,300,000 and $25,700,000, respectively; pro forma SG&A expense was $200,000 and $2,400,000, respectively; and pro forma operating income (loss) was $(13,500,000) and $(28,100,000), respectively. As of September 27, 2013 and June 27, 2014, pro forma total net assets related to the DCB Assets was $800,000 (consisting entirely of fixed assets, net) and $2,300,000 (consisting of $300,000 in raw materials inventory and $2,000,000 of fixed assets, net), respectively.
Under the terms of the Purchase Agreement, Covidien received $30 million in cash from Spectranetics at the Acquisition closing. Subject to the terms of the Purchase Agreement, Covidien will retain certain liabilities relating to milestone payments that may become due in connection with the development of the DCB Assets.
Item 7.01 Regulation FD Disclosure.
On January 27, 2015, Spectranetics issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 of this report.
The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	The Spectranetics Corporation Press Release dated January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	January 27, 2015	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Spectranetics Corporation Press Release dated January 27, 2015.

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